UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14C


                 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. _______)


Check the appropriate box:
 [X]  Preliminary Information Statement
 [ ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))
 [ ]  Definitive Information Statement



                          The Hartcourt Companies, Inc.
                 ----------------------------------------------
                (Name of Registrant As Specified In Its Charter)




Payment of Filing Fee (Check the appropriate box):

  X   No fee required

 [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      (5) Total fee paid:


 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:




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                              INFORMATION STATEMENT
                              --------------------
                      FINANCIAL TELECOM LIMITED (USA), INC.
                          ($0.001 PAR VALUE PER SHARE)
                              --------------------

         The Hartcourt Companies, Inc. ("Hartcourt") plans to distribute to each record holder of Hartcourt common stock, $0.001 par value, as of the close of business on October 17, 2003 (the "Record Date"), .09232471 share of the $0.001 par value common stock of Financial Telecom Limited (USA), Inc. ("FTL" or the "Company"), for each share of Hartcourt common stock owned as of the close of business on the Record Date (the "Distribution"). Hartcourt is mailing this information statement to you on or about ________, 2003 in order to provide you with certain information about FTL.

         Hartcourt currently owns 15,100,000 shares of FTL's outstanding common stock, representing all of FTL's outstanding capital stock, and will effect the Distribution as of the close of business on _________, 2004 (the "Distribution Date"). As a result, 100% of the outstanding shares of FTL common stock will be distributed to holders of Hartcourt common stock on a pro rata basis. Hartcourt shareholders will not be asked to give any consideration for receiving shares of FTL common stock. There is no current market for the FTL common stock. FTL is in the process of applying to have its common stock included on the OTC Bulletin Board. If its application is granted, trading is expected to commence during the first quarter of 2004. The Distribution is contingent upon the application for listing being approved.

IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS."

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. ANY SUCH OFFERING MAY ONLY BE MADE BY MEANS OF A SEPARATE PROSPECTUS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND OTHERWISE IN COMPLIANCE WITH APPLICABLE LAW.

         The statements included in this information statement that are not purely historical are forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should,"



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


"expects," "plans," "believes," "predicts," "estimates," "projection," "intends," "anticipates" and similar terms. Readers are cautioned not to place undue reliance on the forward-looking statements set forth below. All forward-looking statements included in this information statement are based on information known of the date hereof, and the Company and Hartcourt undertake no obligation to publicly update or revise any of the forward-looking statements contained herein.

         You should only rely upon the information included in this information statement. We have not authorized anyone to provide you with additional or different information. The information contained in this information statement is believed by us to be accurate as of the date set forth on its cover. You should not assume that the information is accurate as of any date later than such date. Changes may occur after that date, and we will not update the information except in the normal course of our respective public disclosure obligations and practices.

         Shareholders of Hartcourt with inquiries related to the Distribution should contact Hartcourt's general counsel, John Furutani, at (626) 844-2437; or the FTL common stock Transfer Agent, Signature Stock Transfer, Inc., Plano, Texas, Attn: Jason Bogutski, Telephone: (972) 612-4120. Signature Stock Transfer, Inc. is acting as Distribution Agent for the Distribution.

         The date of this information statement is October 9, 2003.































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


                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this information statement and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein. Capitalized terms used in this Summary and not defined are defined elsewhere in this information statement.


DISTRIBUTING COMPANY         The Hartcourt Companies, Inc. ("Hartcourt")

DISTRIBUTED COMPANY          Financial Telecom Limited (USA), Inc. ("FTL" or the
                             "Company"), a wholly-owned subsidiary of Hartcourt.
                             FTL  is  principally  engaged  in the  business  of
                             providing  real-time  stock  quotes,  international
                             foreign  currency  exchange  quotes  and  financial
                             information   on  Hong   Kong   listed   companies,
                             including   trading   information  on  other  stock
                             exchanges in the United States and Europe, to institutional and retail investors.

SHARES TO BE DISTRIBUTED     15,100,000  shares  of  common  stock  of  FTL.  No
                             fractional shares will be distributed. The shares to be distributed will constitute 100% of the outstanding shares of FTL common stock.

DISTRIBUTION RATIO           The  Distribution  will  be made  on the  basis  of
                             .09232471 share of FTL common stock for each share of Hartcourt common stock owned of record as of the close of business on October 17, 2003.

FRACTIONAL SHARE INTERESTS   Signature Stock  Transfer,  Inc. will aggregate any
                             fractional shares that a Hartcourt shareholder will
                             be   entitled   to  receive  as  a  result  of  the
                             distribution and offer them for sale into the market for cash. The cash proceeds from any sale will be distributed to those shareholders entitled to a fractional interest. See "The Distribution -
                             Manner of Effecting the  Distribution" and "Federal
                             Income Tax Consequences of the Distribution."

TRADING MARKET               FTL is in the  process  of  applying  to  have  its
                             common stock included on the OTC Bulletin Board. If the application is granted, FTL anticipates that trading of its common stock will begin on that system during the first quarter of 2004. The
                             Distribution is contingent upon the application for listing being approved.

RECORD DATE                  October 17, 2003

DISTRIBUTION DATE            _________, 2004



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


MAILING DATE                 __________, 2003

DISTRIBUTION AGENT           Signature Stock Transfer, Inc., Plano, Texas

FEDERAL INCOME TAX           Hartcourt anticipates that the Distribution will be
CONSEQUENCES                 treated  as a  taxable  distribution  to  Hartcourt
                             shareholders. See "Federal Income Tax Consequences of the Distribution" and "Risk Factors - the Distribution Shall be Taxable to Shareholders."

ANTI-TAKEOVER PROVISIONS     Certain state laws applicable to FTL could have the
                             effect of restricting an acquisition of FTL.

TRANSFER AGENT AND REGISTRAR Signature Stock Transfer, Inc., Plano, Texas FOR FTL COMMON STOCK

RELATIONSHIP BETWEEN         Following the  Distribution,  the Company will rely
HARTCOURT AND FTL AFTER      on   Hartcourt   for    accounting   and   business
THE DISTRIBUTION             development  support  and  investor  relations  and
                             corporate governance consultation for a transition period. It is expected that the Company will either form its own team or outsource these services at some point following the Distribution.

RISK FACTORS                 Shareholders  should  be aware of  certain  special
                             considerations,   including,  among  other  things,
                             that: (i) FTL has a history of operating at a loss;
                             (ii) FTL will need to obtain additional financing in order to fund its operating losses; (iii) FTL has no operating history as a separate public company; (iv) Hartcourt's financial and, following a transition period, certain other support of FTL will be discontinued following the Distribution;
                             (v) the Distribution will be taxable to Hartcourt shareholders; (v) FTL operates in markets that are highly competitive; (vi) payment of cash dividends is not expected for the foreseeable future; and
                             (vii) there has been no prior public market for FTL common stock and the market prices may be volatile.
                             See "Risk Factors."















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


                                  INTRODUCTION

         Hartcourt currently holds 15,100,000 common shares of FTL, representing 100% of the total outstanding common stock of FTL. On September 11, 2003, the board of directors of Hartcourt declared a distribution payable to the holders of record of Hartcourt's common stock at the close of business on October 17, 2003, the Record Date, of .09232471 share of the $0.001 par value common stock of FTL for each share of Hartcourt common stock outstanding as of the close of business on the Record Date. The Distribution will be effected as of the close of business on __________, 2004, the Distribution Date, assuming the listing of FTL stock on the OTC Bulletin Board exchange in the United States has been approved. As a result of the Distribution, 100% of the outstanding shares of FTL common stock will be distributed to Hartcourt shareholders on a pro rata basis. Shares of FTL common stock will initially be issued in book entry form (without stock certificates) entered on the records of FTL. Shareholders will receive a written confirmation from Signature Stock Transfer, Inc., the Distribution Agent and Transfer Agent for FTL common stock, showing the number of FTL shares owned. Certificates representing the shares distributed along with certain tax-related information will be mailed to Hartcourt shareholders by Signature Stock Transfer, Inc. as soon as practicable following the Distribution Date.

         Financial Telecom Limited, a private company limited by shares incorporated in Hong Kong ("FTL HK"), was incorporated in 1983. FTL HK was established by a group of professionals in the financial service industry. It was the first company in Hong Kong to provide real-time financial information services using a wireless network for the dissemination of data. FTL HK generates revenue through the provision of online financial information services and the sale of well-known technical analysis software and related Internet and telephone services. Pursuant to a Stock Purchase Agreement by and between FTL HK and Hartcourt dated August 19, 1999, Hartcourt acquired 4,964,990 ordinary shares of FTL HK. In 2003, FTL HK repurchased 3,427,349 shares and 92,000 shares of the ordinary shares of FTL HK from Bowland International Limited ("Bowland") and Tang Wing On, respectively. As a result of this repurchase, Hartcourt held all the issued and outstanding stock of FTL HK.

         FTL was incorporated in Nevada in April 2003 with Hartcourt owning all issued shares. On September 10, 2003, FTL entered into a Share Exchange
Agreement with Hartcourt, pursuant to which FTL purchased from Hartcourt 4,964,990 shares of common stock of FTL HK, representing all of the issued and outstanding capital stock of FTL HK. Pursuant to the Share Exchange Agreement, FTL HK became a wholly owned subsidiary of FTL. As the sole asset of FTL is FTL HK, the purpose of the transaction was to restructure FTL HK as a wholly-owned subsidiary of FTL.

         All of the shares of FTL currently held by Hartcourt, representing 100% of the outstanding shares of FTL, will be distributed to Hartcourt shareholders in the Distribution. In order to avoid distributing fractional shares, Signature Stock Transfer, Inc. intends to aggregate and offer to sell into the market any fractional share interests and to distribute any cash received to shareholders for the value of their fractional interests.





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

         FTL's principal executive offices are located at 308, Hang Bong Commercial Center, 28 Shanghai Street, Kowloon, Hong Kong. Its United States mailing address is 15165 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403 and the telephone number is (626) 844-2437.

         Hartcourt shareholders with questions relating to the Distribution should contact Hartcourt's general counsel, John Furutani, at (626) 844-2437. After the Distribution Date, shareholders of the FTL with inquiries relating to the Distribution should contact Stephen Tang at 852 2868 0668, or Jason Bogutski at Signature Stock Transfer, Inc., the transfer agent, at (972) 612-4120.


                                THE DISTRIBUTION

REASONS FOR THE DISTRIBUTION

         The Hartcourt board of directors has determined that it is in the best interests of Hartcourt and its shareholders to separate FTL from Hartcourt. The decision to effect the Distribution is part of Hartcourt's strategy of focusing on its core business of building a broad network of Internet, media and telecommunication companies in Hong Kong and Mainland China. Hartcourt believes that the separation of its FTL subsidiary will permit Hartcourt to adopt strategies and pursue opportunities appropriate to its specific businesses and industries. Further, subsequent to the separation, FTL may be able to achieve future growth through internal expansions and acquisitions utilizing its own equity.

         The Distribution will enable the management of each company to concentrate its attention and financial resources on the core business of its respective company without regard to the corporate objectives, policies and investment standards of the other. In addition, FTL will be able to provide incentives for key employees that correspond more directly to the performance of its business. The Distribution will also allow FTL to develop a board of directors with relevant expertise to its business. The Hartcourt board of directors believes that the Distribution will allow investors to better evaluate the different merits of each business and its future prospects, enhancing the likelihood that each will achieve appropriate market recognition of its performance and potential.


MANNER OF EFFECTING THE DISTRIBUTION

         Hartcourt will effect the Distribution on the Distribution Date by delivering shares of FTL common stock to Signature Stock Transfer, Inc., as the Distribution Agent, for distribution to holders of record of Hartcourt common stock on the Record Date. The Distribution is contingent on the FTL stock being approved for listing on the OTC Bulletin Board. The Distribution will be made on the basis of .09232471 share of FTL common stock for each share of Hartcourt common stock outstanding on the Record Date. All shares of FTL common stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Capital Stock." Shares of FTL common stock will initially be issued in book entry form (without stock certificates) entered on the records of FTL. Shareholders will receive a written confirmation from Signature Stock Transfer, Inc., the Distribution Agent and Transfer Agent


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

for FTL common stock, showing the number of FTL shares owned. Certificates representing the shares being issued in the Distribution along with certain tax-related information will be mailed to Hartcourt shareholders by Signature Stock Transfer, Inc. as soon as practicable following the Distribution Date.

         No certificates representing fractional shares of FTL common stock will be issued to Hartcourt shareholders as part of the Distribution. Signature Stock Transfer, Inc. will aggregate any fractional shares issuable to its shareholders and offer to sell them into the market and such persons will receive instead a cash payment in the amount of their pro rata share of any sale proceeds. See "The Distribution - Federal Income Tax Consequences of the Distribution."

         No holder of Hartcourt common stock will be required to pay any cash or other consideration for the shares of FTL common stock received in the Distribution or to surrender or exchange shares of Hartcourt common stock in order to receive shares of FTL common stock. The Distribution will not affect the number of, or the rights attaching to, outstanding shares of Hartcourt common stock.

LISTING AND TRADING OF THE COMMON STOCK; OWNERSHIP

         FTL is in the process of applying for inclusion of its common stock on the OTC Bulletin Board. The Distribution is contingent upon such listing being approved. FTL currently anticipates that trading will commence in the first quarter of 2004.

         No current public trading market for the FTL common stock exists. The extent of the market for the FTL common stock and the prices at which the FTL common stock may trade cannot be predicted. See "Risk Factors- There Can be No Assurance that an Active Trading Market for the FTL Common Stock will be Established or Maintained After the Distribution, and the Stock Price May be Volatile" and "There is a Risk the FTL Common Stock will Constitute Low-Priced Stock Subject to Penny Stock Regulations."

         Subject to approval for listing on the OTC Bulletin Board, shares of FTL common stock distributed to Hartcourt shareholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act of 1933, as amended (the "Securities Act"). Individuals or entities that control, are controlled by or are under common control with the Company, including directors and principal executive officers of FTL as well as principal shareholders of FTL, will generally be considered as affiliates. Persons who are affiliates of the Company will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder.

         The Company expects to have approximately 10,000 holders of record of the FTL common stock immediately after the Distribution.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

         The Distribution of the shares of FTL to the shareholders of Hartcourt is not intended to be a tax-free distribution of those shares under Section 355


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

or Section 368 of the Internal Revenue Code (the "Code") and will be taxable to Hartcourt shareholders. Shareholders of Hartcourt are urged to consult their tax advisors as to the tax consequences to them of the Distribution.

         Because the Distribution will not qualify as a tax-free distribution under Section 355 or Section 368 of the Code, the Distribution of shares will be a taxable transaction both to Hartcourt and to the shareholders of Hartcourt.

         Pursuant to Section 311(b)(1) of the Code, Hartcourt will recognize gain (but not loss) on the Distribution of the FTL shares equal to the excess of the value of such shares over Hartcourt's tax basis in such shares. If the value of the FTL shares is less than or equal to their basis, no gain or loss will be recognized to Hartcourt and the basis Hartcourt had in such shares will disappear as a result of the Distribution without producing any tax benefit to Hartcourt.

         The shareholders of Hartcourt who receive stock of FTL in the Distribution will be treated as receiving a dividend from Hartcourt (to the extent of the earnings and profits of Hartcourt) in an amount equal to the value of the FTL shares on the date of Distribution. Hartcourt and FTL believe that the earnings and profits of Hartcourt may be in excess of the value of the FTL. If the earnings and profits of Hartcourt are in excess of the value of the FTL shares, the full value of the FTL shares will be taxable as a dividend. Any cash received in lieu of fractional shares of FTL will also be treated as a dividend to the Hartcourt shareholder. Individual shareholders will be required to pay tax at ordinary income rates on the amount of the dividend received and will have a basis in the FTL shares equal to the value of the FTL shares as of the date of Distribution. In addition, withholding may be required with respect to non-U.S. shareholders who receive the Distribution. A corporate shareholder of Hartcourt may be permitted to exclude a portion of the dividend received pursuant to the provisions of Section 243 of the Code. Any such corporate shareholder should consult its own tax advisor as to the application of Section 243.

         If the Distribution is not taxable as a dividend, it is treated as a return of capital. To the extent that the value of the FTL shares distributed to a shareholder exceeds Hartcourt's earnings and profits and the shareholder's basis in Hartcourt stock, such excess is treated as gain from the sale or exchange of property. Therefore, the value of any FTL stock distributed to a Hartcourt shareholder will initially be applied to reduce that shareholder's basis in Hartcourt stock. If the value of the FTL stock received exceeds the tax basis of the recipient shareholder's Hartcourt stock, the excess will be treated as gain from the sale of such stock. Under most circumstances, such gain will be taxable as a capital gain.

         To the extent that the Distribution is taxable to a Hartcourt shareholder as a dividend, withholding at a rate of up to 30% may be required if the shareholder is not a U.S. shareholder. However, capital gains of non-U.S. shareholders are generally exempt from U.S. tax. Non-U.S. shareholders should consult with their tax advisors to determine whether or not they are subject to U.S. tax and if there are any tax treaties in place that may minimize such potential U.S. tax liabilities.




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

         The holding period for the FTL shares for capital gain purposes will begin as of the date following the Distribution Date.

         THE FOREGOING IS MERELY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS INTENDED TO BE GENERAL INFORMATION ONLY. IN VIEW OF THE FOREGOING, AND THE VARIOUS FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISTRIBUTION, HOLDERS OF HARTCOURT COMMON STOCK ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THEIR RECEIPT OF FTL COMMON STOCK.

REASONS FOR FURNISHING INFORMATION STATEMENT

         Hartcourt is delivering this information statement to its shareholders of record solely to provide adequate information to Hartcourt shareholders about FTL and the distribution of FTL shares. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Hartcourt or FTL. The information included here is given as of the date of this information statement unless otherwise indicated.


              RELATIONSHIP BETWEEN HARTCOURT AND THE COMPANY AFTER
                                THE DISTRIBUTION

         The Company has not entered into any formal arrangements with Hartcourt concerning their business relationships following the Distribution, although they may do so in the future. The Company has a loan from Hartcourt with an outstanding balance of US$697,566 (as of August 31, 2003) that will be written off in full prior to the Distribution. This write-off will result in tax consequences to the Company. Currently, the Company relies on Hartcourt for accounting support and certain administrative services. It is expected that the Company will rely on Hartcourt for accounting and business development support and investor relations and corporate governance consultation for a transition period following the Distribution. Following this transition period, it is expected that the Company will either form its own team or outsource these services at some point following the Distribution.



                                  RISK FACTORS

         The  following  risk  factors,  in  addition  to the other  information
contained  elsewhere  in  this  information  statement,   should  be  considered
carefully in evaluating the Company and its business:

FTL HK HAS A HISTORY OF OPERATING AT A LOSS, AND BECAUSE FTL EXPECTS TO CONTINUE TO INCUR NET LOSSES, IT MAY NEVER BE PROFITABLE

         FTL HK, the Company's subsidiary, was profitable until June 1999. Since then, the operations of FTL HK have not been profitable. One of the purposes of the Distribution is to permit FTL to pursue a strategy of expanding its customer base and product lines. FTL's management believes that if it is successful in this strategy, FTL will be able to generate revenues in excess of its operating expenses. However, there are no assurances that FTL's strategy will be successful and at least for the foreseeable future, FTL will continue to operate


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

at a loss. In addition, as a stand-alone entity, FTL is expected to incur, among other things, higher expenses, including the expense of establishing and maintaining FTL's own accounting and administration team, which prior to the Distribution, have been and will be provided by Hartcourt. There can be no assurance that it will be able to increase its sales revenues to offset these expenses, if at all.

IF FTL IS UNABLE TO OBTAIN ADDITIONAL FINANCING TO FUND ITS OPERATING LOSSES, ITS FINANCIAL PERFORMANCE WILL BE MATERIALLY ADVERSELY AFFECTED

         FTL will need to seek additional financing to fund its future operations. FTL HK incurred net losses of $1,525,127 and $1,321,200 for the years ended December 31, 2002 and 2001, respectively. In addition, FTL HK's working capital deficit of $1,752,213 is not adequate to meet its minimum monthly capital expenses. FTL's ability to continue as a going concern depends on the success of its plan to seek funding sources once spun-off. FTL plans to approach funding sources such as lenders interested in funding FTL to meet its working capital requirements and investors interested in purchasing FTL stock. FTL does not have any commitments to provide such financing and there can be no assurance that any such financing will be available when needed or, if available, will be on terms acceptable to the Company. In the event such financing is not obtained, FTL's operations will be materially adversely affected and may have to be substantially reduced or ceased. Any equity financing will be dilutive to FTL's existing shareholders and debt financings, if available, will likely impose restrictive covenants upon FTL.

FTL MAY BE UNSUCCESSFUL OPERATING INDEPENDENT OF HARTCOURT

         The Company does not have an operating history as an independent company, particularly not one that has public reporting obligations or securities publicly traded. Prior to the Distribution, the Company has been operating under the control of Hartcourt. Following the Distribution, the Company will no longer be able to rely on Hartcourt for financial support or benefit from its relationship with Hartcourt to obtain credit or receive favorable terms for the purchase or sale of certain goods and services.

         In addition, after a temporary transition period, the Company will be responsible for obtaining its own treasury, cash management, accounting, legal, risk management and other administrative activities. In order to manage future growth and meet its reporting requirements as a public company, FTL will need to secure these sources quickly.

CONTINUED OR WORSENING UNFAVORABLE CONDITIONS IN THE FINANCIAL MARKETS MAY HAVE A SIGNIFICANT ADVERSE AFFECT ON FTL'S BUSINESS

         FTL's business is generally dependent upon the health of the financial markets, particularly the Hong Kong stock market, and the participants in those markets. As a provider of financial information, FTL, like other financial services businesses, is directly affected by economic and political conditions, broad trends in business and finance and changes in volume, trading activity and price levels of securities and future transactions. The Hong Kong securities market is characterized by considerable fluctuation and downturns in this market has harmed FTL, and could continue to do so in the future. There is no guarantee that the securities market will recover from its current downturn, and some of our competitors with more diverse product and service offerings may withstand such a downturn in the securities industry better than FTL would.

DEPENDENCE ON THE LOCAL MARKET MAY IMPACT FTL'S SALES

         FTL will need to grow its product sales significantly in order to be successful. FTL's customer base is local, and its revenues depend significantly on the well-being of the Hong Kong stock market. A continued downturn in this market would bring severe loss to the Company. FTL will need to expand its customer base to include international investors in Europe, the United States and Mainland China. FTL HK has exerted substantial effort preparing for the Mainland China market after the implementation of the Qualified Domestic Institutional Investor ("QDII") scheme that facilitates the flow of investment from Chinese investors to the Hong Kong market. The Company estimates that QDII will be implemented in the third quarter of 2004. However, FTL cannot guarantee that it will benefit from QDII or that it will be able to significantly expand or that any expansion will enhance profitability.

RISK OF CHANGES IN TECHNOLOGY MAY MATERIALLY ADVERSELY AFFECT FTL'S BUSINESS

         FTL's success depends on its ability to develop and provide new products and services. The delivery of products and services online is, and will continue to be, characterized by rapidly changing technology, evolving industry standards, changes in customer requirements and frequent new service and product introductions. FTL's future success will depend, in part, on its ability to effectively use leading technologies, enhance current services, develop services that meet changing customer requirements and influence and respond to changing industry standards and other technological changes in a timely and cost-effective manner. There can be no assurance that FTL will respond to these changing technological conditions. The development of new, technologically advanced products and services is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. FTL cannot provide any assurance that it will be able to identify, develop, market, support or manage the transition to new or enhanced products or services successfully. FTL's business, results of operations and financial condition would be materially adversely affected if it were to be unsuccessful, or incur significant delays, in developing and introducing new products, services or enhancements.

FTL'S DEPENDENCE ON THE INTERNET PLACES ITS BUSINESS AT RISK

         FTL's products and services have been designed to capitalize on the growing acceptance and use of the Internet. Accordingly, achievement of FTL's growth and profitability objectives will be dependent in large part upon the capacity, reliability, integrity and security of the Internet, and the service providers and telecommunications vendors associated therewith. Use of the Internet depends on the development of the necessary infrastructure and communication lines. As the number of users and amount of traffic on the Internet continues to increase, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it.

FTL'S INTELLECTUAL PROPERTY IS NOT REGISTERED, WHICH MAY MATERIALLY ADVERSELY AFFECT ITS BUSINESS

         FTL has not registered any of its intellectual property, which places its intellectual property at risk of infringement. If FTL is unable to adequately protect its intellectual property from such infringement, others may be able to use its technology, which could adversely affect its ability to compete in the market. Furthermore, the laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States and many companies have encountered significant problems in protecting and defending their intellectual property rights in foreign jurisdictions. In addition, other parties may obtain registered intellectual property rights that relate to FTL's technologies and claim that FTL's use of these technologies infringes their rights. Regardless of merit, such claims could require FTL to incur substantial costs, and divert the attention of management and technical personnel.

FTL'S DEPENDENCE ON COMPUTER SYSTEMS PLACES ITS AT RISK

         FTL receives and processes information through a variety of electronic mediums. There can be no assurance that FTL's network structure will operate appropriately in the event of a computer systems failure or that, in the event of a tornado, fire or any other natural disaster, power or telecommunications failure, act of God or war, the Company will be able to prevent an extended computer systems failure. Any computer systems failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and operating results.

FTL HAS LIMITED MARKETING AND SALES CAPABILITIES AND MAY BE UNABLE TO EXPAND SUCCESSFULLY

         FTL's operating results will depend to a large extent on its ability to increase its customer base and brand awareness. Although FTL has built name recognition through its twenty-year history, it has failed to expand aggressively into the broad financial information industry. FTL plans to rebuild its sales team into one that has deep penetration into China and international markets. Although FTL has developed a marketing plan, there can be no assurance that the plan will be implemented or, if implemented, will succeed in creating sufficient levels of customer demand for its products.

FTL IS EXPOSED TO RISKS ASSOCIATED WITH INTERNATIONAL SALES AND MAINTAINING A FOREIGN SUBSIDIARY

         FTL's subsidiary, FTL HK, is located in Hong Kong and sells and markets its products and services in Mainland China and Hong Kong. FTL's international revenues represent 100% of our revenue. Risks arising from international business include:

   o   General economic and political conditions in the markets;
   o   Potential increased costs associated with overlapping tax structures;
   o   Potential trade restrictions and exchange controls;
   o More limited protection for intellectual property rights in some countries;

   o Difficulties and costs associated with staffing and managing foreign operations;
   o   Unexpected changes in regulatory requirements;
   o Difficulties of compliance with a variety of foreign laws and regulations; and
   o   Longer accounts receivable cycles in foreign countries.

         FTL's subsidiary business is conducted in Hong Kong dollars rather than U.S. dollars, which is the Company's reporting currency. The Company recognizes currency gains or losses arising from its operations in the period incurred. As a result, currency fluctuations between the U.S. dollar and the Hong Kong dollar have caused and will continue to cause foreign currency transaction gains and losses. The Company cannot predict the effects of exchange rate fluctuations upon our future operating results because of the variability of currency exposures and the potential volatility of currency exchange rates.

FTL MAY HAVE DIFFICULTIES IN MANAGING GROWTH

         If FTL is unable to manage growth effectively, it could have a material adverse affect on FTL's operations, financial condition or business. FTL cannot guarantee that it will successfully expand or that any expansion will enhance profitability. FTL expects its planned growth will place a significant strain on management and operations. FTL's ability to manage this growth will depend upon its ability to attract, hire and retain skilled employees. FTL's future growth success will also depend in part on the ability of its officers and other key employees to implement and improve its operational and other systems and to expand, train and manage its employee base and provide support to an expanded customer base. FTL's future success is heavily dependent upon growth and acceptance of new products and services.

OUR COMPETITORS MAY DEVELOP PRODUCTS OR TECHNOLOGY THAT PLACES OURS AT A SIGNIFICANT DISADVANTAGE

         The business of FTL is in industries and markets that are highly competitive. Some of the Company's competitors have greater financial, technical, marketing and other resources than the Company. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than FTL and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than the Company. Many competitors have gained market share from FTL by offering similar generic products under a lower pricing structure. FTL expects competition to continue and intensify in the future. There can be no assurance that the Company will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company will not have a material adverse effect on the Company's business, financial condition and operating results.

FTL DOES NOT EXPECT TO PAY DIVIDENDS

         It is currently contemplated that, following the Distribution, the Company will use any excess cash flow, if any, for reinvestment in its operations and will not pay dividends on its common stock in the immediately foreseeable future.

THERE CAN BE NO ASSURANCE THAT AN ACTIVE TRADING MARKET FOR THE FTL COMMON STOCK WILL BE ESTABLISHED OR MAINTAINED AFTER THE DISTRIBUTION, AND THE STOCK PRICE MAY BE VOLATILE

         Prior to the Distribution, there has been no public market for the FTL common stock. Although the Company believes its common stock will be approved for inclusion on the OTC Bulletin Board, there can be no assurance that an active trading market for the FTL common stock will be established or maintained after the Distribution. Hartcourt expects the FTL common stock to initially constitute penny stock. The prices at which the FTL common stock trades will be determined by the marketplace and could be subject to significant fluctuations in response to many factors, including, among other things, variations in the Company's quarterly operating results, changing economic conditions in the industries in which the Company participates and changes in government regulations. In addition, the general stock market has in recent years experienced significant price fluctuations, often unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, may adversely affect the market price of the FTL common stock.

THERE IS A RISK THE FTL COMMON STOCK WILL CONSTITUTE LOW-PRICED STOCK SUBJECT TO PENNY STOCK REGULATIONS

         The FTL common stock is expected to be subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of shareholders to sell any of the shares acquired in the Distribution in the secondary market.

         The SEC adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing required penny stock restrictions will not apply to the Company's securities if such securities meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest.

         If the Company's securities are subject to the existing or any amended rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

EFFECTS ON HARTCOURT STOCK

         After the Distribution, the common stock of Hartcourt will continue to be listed and traded on the U.S. OTC and Frankfurt stock exchanges. As a result of the Distribution, the trading prices of Hartcourt common stock may be correspondingly lower than the trading prices of Hartcourt common stock immediately prior to the Distribution. The combined trading prices of Hartcourt common stock and FTL common stock after the Distribution may be less than, equal to or greater than the trading prices of Hartcourt common stock prior to the Distribution.

THE DISTRIBUTION SHALL BE TAXABLE TO HARTCOURT SHAREHOLDERS

         The Distribution of shares of FTL is not intended to be a tax-free distribution. Hartcourt will be required to recognize an amount of taxable gain, if any, equal to the value of the FTL shares being distributed over Hartcourt's basis in such shares. The shareholders of Hartcourt who receive stock of FTL in the Distribution will be treated as receiving a dividend from Hartcourt (to the extent of the earnings and profits of Hartcourt) in an amount equal to the value of the FTL shares on the date of Distribution. Accordingly, Hartcourt shareholders will be required to pay tax at ordinary income rates on the amount of the dividend deemed received by them. See "Federal Income Tax Consequences of the Distribution" above.


                                    BUSINESS

GENERAL

         The Company, through its wholly-owned subsidiary, FTL HK, is principally engaged in the business of providing real-time stock quotes and financial information of Hong Kong listed companies, including information on other international stock exchanges in the United States and Europe, to institutional and retail investors. FTL HK was the first company in Hong Kong to provide real-time financial information services using a wireless network for the dissemination of data. FTL HK generates revenue through the provision of online financial information services and the sale of well-known technical analysis software and related Internet and telephone services. FTL HK maintains a financial portal featuring stock trading, real-time quotes and company data banks for investors in Hong Kong and Mainland China. These investors include major investment houses, banks, securities firms, and mutual fund managers as well as individual investors.

         FTL HK was incorporated in 1983. Pursuant to a Stock Purchase Agreement by and between FTL HK and Hartcourt dated August 19, 1999, Hartcourt acquired 4,964,990 ordinary shares of FTL HK. In 2003, FTL HK repurchased 3,427,349 shares and 92,000 shares of the ordinary shares of FTL HK from Bowland

International Limited ("Bowland") and Tang Wing On, respectively. As a result of this repurchase, Hartcourt held all the issued and outstanding stock of FTL HK.

         FTL was incorporated in Nevada in April 2003 with Hartcourt owning all issued shares. On September 10, 2003, FTL entered into a Share Exchange
Agreement with Hartcourt, pursuant to which FTL purchased from Hartcourt 4,964,990 shares of common stock of FTL HK, representing all of the issued and outstanding capital stock of FTL HK. Pursuant to the Share Exchange Agreement, FTL HK became a wholly owned subsidiary of FTL. As the sole asset of FTL is FTL HK, the purpose of the transaction was to restructure FTL HK as a wholly-owned subsidiary of FTL.

         The Company's headquarters are located at 308, Hang Bong Commercial Center, 28 Shanghai Street, Kowloon, Hong Kong. Its telephone number is (852) 2868 0668. The Company also maintains a website at www.fintel.com.

INDUSTRY OVERVIEW

         The financial information market in Hong Kong can broadly be divided into two major segments based on the target audience and the content provided. The first segment, served by international data vendors such as Reuters and Bloomberg, is comprised of financial institutions and large corporations that receive a wide spectrum of financial data services. The second segment, much larger in terms of number of subscribers, is comprised of retail investors such as individuals, brokerage firms and small to medium size companies that are more focused on the local stock market. The Company's services target this second segment of retail investors.

         As of May 15, 2003, there were ninety-five data vendors licensed to obtain data from the Hong Kong Exchanges and Clearing Limited, the sole stock exchange in Hong Kong. Of these ninety-five vendors, thirty are overseas. Twenty-five of the vendors, of which the Company is one, are real time data feed (with broker queue data) licensees.

         The financial information market is largely dependent on the activeness of financial markets, especially the stock market. The stock market in Hong Kong has experienced a contraction in turnover value. The annual turnover value in 2001 was $255 billion, representing a drop of 33.5% from the previous year. It further dropped to $210 billion in 2002, a 17.5% decrease. Although the turnover value has shown an overall improvement of 14% in the first eight months of 2003, the discouraging turnover in 2001 and 2002 unavoidably affected the sales performance of the Company.

         In view of the gloomy outlook of the local market situation, the Company embarked on cost saving measures as well as exploring the Chinese market. China's stock market has seen rapid growth since it was established in 1990. According to recent government statistics from April 2003, China has over 1,234 public companies listed at the Shanghai and Shenzhen stock exchanges and
68.9 million investors owning brokerage accounts. Based on total market capitalization, China is the world's sixth largest stock market, and among the stock markets in Asia, it ranks second only to Japan.

         Based on the historical growth in China's security market, the Company predicts that by 2008 the number of listed companies in China will increase to 2,000. Further, it predicts that by 2010, on-line stock trading will be the major transaction vehicle in China. Along with these changes, an increasing amount of financial and investment products are becoming available to private investors. As China investors have more choices of where to invest their money, the demand for quality financial information also grows. The explosive growth in the stock market has created a surge in public demand for investment information and institutions to provide such information.

OPERATING STRATEGY

         FTL's mission is to become the premier financial information service company in Hong Kong and Mainland China. Pursuant to this goal, FTL is committed to providing the most advanced network service and information technology and the most timely and relevant financial information to investors and financial institutions.

         FTL plans to aggressively expand to Mainland China through the formation of strategic partnerships with other technology and data solution companies. There is currently a shortage of accurate and timely financial information and investment options for both consumers and corporate entities in Mainland China. FTL aims to fill this void. FTL is also in the process of forming an international network of data vendors to provide a global financial information service using MetaStock as the end-user software. Through this operating strategy, FTL is positioning itself to satisfy the growth in demand for financial information in Hong Kong and Mainland China. FTL believes that this operating strategy will help it to achieve its goal of being the premier financial information service company in Hong Kong and Mainland China.

CURRENT PRODUCTS AND SERVICES

         SinoBull Link-MetaStock. SinoBull Link-MetaStock is a real-time quotation feed specifically designed for the well-known technical analysis software "MetaStock." MetaStock is a product of Equis, a division of Reuters. In 2001, FTL HK was appointed by Equis as the Hong Kong and Mainland China distributor of the MetaStock software. This appointment lasts until June 1, 2004, and is renewable thereafter upon mutual consent of FTL HK and Equis. Equis also commissioned FTL HK to prepare a Chinese version of MetaStock, specifically catered to the market in China. FTL HK will have the exclusive right to distribute the Chinese version of MetaStock. To support MetaStock, FTL HK has developed a data feed with Hong Kong and Mainland China stock and forex data running on FTL HK's proprietary iServer and iSync platform. MetaStock is marketed as a stand-alone software. Users can also subscribe to FTL HK's end-of-day or real time data feed service. The target market for MetaStock is institutional investors in the Hong Kong and Mainland China region.

         EFT Finance. EFT Finance is a service jointly provided by FTL HK and the Chinese data vendor Shanghai NetBank Limited. EFT Finance provides international stock quotes along with news and market reports. EFT Finance also includes a semi-professional charting system. Two versions of EFT Finance are presently available: VIT and ADSL. The VIT version primarily serves the brokers and financial institutions markets by using the broadband dedicated virtual private network. The VIT version offers a high speed and reliable data transfer capability that is especially helpful when capturing data for charting purposes. The ADSL version, on the other hand, is a client/server application that utilizes the ADSL bandwidth connected to regional servers for access to broadband financial information. The ADSL version is characterized by a flexibility and convenience of installation. It incorporates simple display format and analytical tools targeting the mass investor population. FTL HK expects a high demand for this quote and trade platform once the QDII scheme is launched.

         Fintel Data Feed. Fintel Data Feed is a direct feed supplying real-time or delayed data to third party applications. The data provided through Fintel Data Feed includes on-line trading, portfolio management, credit control and order routing system and back office system.

         SpiderLink Pro. SpiderLink Pro is a comprehensive quotation system that offers real-time quotes on Hong Kong stocks, futures, market indices, international forex, precious metals and financial news. SpiderLink Pro also offers charting tools and real-time analytical reports designed for use by personal investors. The Hong Kong stock quotes cover all stocks, warrants and options in teletext format with broker queue and market trade information directly from the Hong Kong Stock Exchange. The forex feed includes multiple forex spot and cross rates including Euro, Japanese Yen, Sterling Pound, Swiss Franc, Australian Dollar, Canadian Dollar, New Zealand Dollar and United States Dollar. Major international market indices include the Hang Seng Index, Dow Jones Industrial Average Index, London FT 100, Nikkei Index, Frankfurt DAX, Paris CAC General, Singapore Straits Times, Sydney AOL and Toronto Composite Index. Precious metals quoted on SpiderLink Pro include Local London Gold, Local London Silver, Hong Kong Local London Gold and Hong Kong Gold.

         Fintel Pro. Fintel Pro is a real-time quotation terminal specifically designed for public display and message broadcast purposes. The service provides real-time quotes on Hong Kong stocks, futures, indices, metals and financial news. Fintel Pro includes the same content as SpiderLink Pro, with the exception of charting tools. The Company plans to phase out the Fintel Pro service in the fourth quarter of 2003.

MARKETING STRATEGY

         In an effort to expand its client base both for institutional and individual users in the China and overseas markets, FTL plans to adopt a broad range of marketing activities designed to develop name recognition and promote its brand and services. FTL intends to initiate a number of strategies to promote both its own products as well as bundled products with third parties. These strategies include:

         Direct Marketing. The Company plans to market its services through direct mailing and follow up with demonstrations of its product and services. The Company intends to distribute registration forms and brochures via mail and facsimile that describe its line of services. The Company also plans to hire sales agents to market the Company's services at shops in complimentary fields, such as computer shops, electrical appliance shops and brokerage firms. The Company also plans on hiring sales agents to market its services directly to brokerage firms and investors in China.

         Locating Joint Service Partners. The Company plans to explore the possibility of coordinating the delivery of its services with other service providers in Mainland China and Taiwan, whereby the companies would join together to deliver comprehensive data coverage.

         Chinese Television. Over one thousand cable television stations exist in China. The Company plans to work with its current strategic partner EFO Group, which specializes in building TV video cards and satellite data transmission systems, to approach these television stations to explore the possibilities of building a financial television channel or providing financial quotation services over established networks.

         Advertisements. The Company plans to advertise in Hong Kong and China via traditional media, including economic newspapers, financial magazines and journals. The Company also plans to place printed brochures in prominent financial institution user outlets to solicit walk-in clients.

         Seminars and Road Shows. The Company intends to hold free interactive training seminars in locations such as brokerage firms, university classes and bank halls to generate exposure of its terminal products, including EFT Finance and MetaStock. By leveraging the reputation of these large and well-known institutions, the Company hopes to attract other enterprises and users to its services.

         Establish a Multi-Region Data Network. The Company intends to approach individual market data vendors in various regions (such as Singapore, Taiwan, Thailand, United States, Canada and Australia) to explore the possibility of developing a cross-selling service. Under the joint service, the individual market data vendors would provide the local data feed, hardware, storage space, internet access bandwidth and user account information, which FTL would then distribute through its iServer infrastructure. EFT Finance has already joined as a member of this network providing data to Mainland China.

INTELLECTUAL PROPERTY

         The Company's subsidiary, FTL HK, owns the intellectual property rights to its i-Server Data protocol, I-Link, Fintel Pro and Fintel online. Because these intellectual property rights have not been registered, they are vulnerable to infringement. See "Risk Factors- FTL's Intellectual Property is Not Registered, Which May Materially Adversely Affect its Business."

PROPERTIES

         The Company leases 2,357 square feet for approximately $4,500 per month ($54,000 annually) for its principal offices in Kowloon, pursuant to a lease that expires in 2004. The Company does not own any real estate.

EMPLOYEES

         As of May 1, 2003, the Company had five employees, four of whom are employed on a full-time basis. The Company also utilizes Hartcourt staff from time to time.

         Following the Distribution, the Company may seek to enter into an agreement with Hartcourt, pursuant to which Hartcourt will agree to continue to make available the services of certain of its employees to the Company on a part-time basis, if needed by the Company. The Company anticipates that any such agreement will be on commercially reasonable terms and have a limited term, while the Company develops independent infrastructure, including the hiring of necessary personnel. However, no such agreement currently exists and there can be no assurance that the Company will be able to secure terms favorable to it. If and when such agreement is entered into, the Company believes that it will enable it to more easily transition from being a subsidiary of Hartcourt into an independent operating company.

LEGAL PROCEEDINGS

         From time to time, FTL and FTL HK may be involved in litigation relating to claims arising out of their operations. As of the date of this information statement, neither FTL nor FTL HK is a party to any material legal proceedings.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

         The following discussion of the Company's financial condition and results of operations includes certain forward-looking statements that involve risks and uncertainties, including, without limitation, the risk factors listed in this information statement under the caption "Risk Factors." The statements included in this information statement that are not purely historical are forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "believes," "predicts," "estimates," "projection," "intends," "anticipates" and similar terms. Readers are cautioned not to place undue reliance on the forward-looking statements set forth below. All forward-looking statements included in this information statement are based on information known of the date hereof, and the Company and Hartcourt undertake no obligation to publicly update or revise any of the forward-looking statements contained herein.

OVERVIEW

         The Company's wholly-owned subsidiary, FTL HK, was established in 1983 by a group of professionals in the financial service industry. It was the first company in Hong Kong to provide real-time financial information services using a wireless network for the dissemination of data. The Company, through FTL HK, generates revenue through the provision of online financial information services and the sale of well-known technical analysis software and related Internet and telephone services. Through partnership with other financial information related companies, the Company is undertaking efforts to expand its client base both for institutional and individual users, and also for China and overseas markets.

With the recession in the Hong Kong consumer market and depressed stock market, FTL HK has suffered a significant drop in revenue. FTL HK has also suffered a drop in revenue due to the suspension of its paging service in the first quarter of 2002, which was suspended due to the downturn in the stock market. Fortunately, the economics show certain signals of recovery, which FTL HK believes will provide it with the opportunity to expand its business. However, the ability of FTL to continue as a going concern is still dependent on its success in obtaining additional financing and fulfilling its plan of restructuring. Please see Appendix 1 attached hereto for un-audited pro forma consolidated financial statements for (1) the six months ended June 30, 2001 and 2002 and (2) the years ended December 31, 2001 and 2002.

RESULTS OF OPERATIONS

Comparison of the Fiscal Years Ended December 31, 2002 and December 31, 2001

         During 2002, FTL HK suffered from an economic slump, which resulted in declines in revenue and net income. In 2002, FTL HK minimized its annual expenses to approximately 55% of the previous year total expenses by suspending its paging operation in the first quarter of 2002, laying-off over two-thirds of its original employees, out sourcing jobs when required and reducing and consolidating various professional services and data sources.

         Net sales and cost of sales. FTL HK recorded net sales of $488,557 in year 2002, compared to $1,301,079 in 2001. Net sales in 2002 consisted primarily of real-time financial data services, while net sales in 2001 consisted primarily of sales of real-time financial data services, wireless paging services and rental of equipment. The significant drop in sales in 2002 when compared to 2001 was mainly due to the suspension of the 51% owned paging service under the name of FWI in the first quarter of 2002, plus shrinkage in the local financial market caused by reductions by banks and brokerage houses of their budgets on data services and price-cutting among competitors. Cost of sales included cost of capacity associated with the acquisition of data-feed from various data sources (including the Honk Kong Stock Exchange, the Future Exchange of Hong Kong, Bank of China and various international data vendors) and the equipment rental necessary to provide real-time broadcasting and on-demand multimedia content delivery services via different connection topology. Cost of sales for 2001 was $385,674 as compared to $1,193,973 for 2002, a decrease attributable to a decline in sales. The decrease in operational margin is primarily attributable to the total fixed cost allocated to the lower level of revenue.

         Selling, general and administrative expenses. Selling, general and administrative expenses ("SG&A") expenses amounted to $917,860 for 2002 compared to $1,182,939 for 2001. The decrease in SG&A is primarily attributed to the reduction in staffing costs, consulting, legal and administrative costs incurred in 2002 as compared to that in 2001.

         Loss on disposal of investment in security. During 2002 and 2001, FTL HK sold certain shares it held in Hartcourt to satisfy its operational cash requirements. This resulted in the realized and unrealized loss on investment in securities of $142,885 in 2002 and $335,913 in 2001.

         Discount on early settlement of mortgage loan. FTL HK's former wholly owned subsidiary, Topomedia International Limited ("Topomedia"), settled a mortgage loan in 2001, which resulted in a net gain of $355,777 in 2001. No similar transaction occurred in 2002.

         Loss on disposal of a subsidiary. In 2002, FTL HK disposed of Topomedia to Bowland, which resulted in a net loss of $494,839 in 2002.

Comparison of the Six Months Ended June 30, 2003 and June 30, 2002

         Net sales and cost of sales. FTL HK recorded net sales of $177,184 during the six months ended June 30, 2003, compared to $325,385 for the same period of 2002. Net sales for the six months ended June 30, 2003 represented the sale of real-time financial data services, while net sales the six months ended June 30, 2002 consisted primarily of real-time financial data services and sales of wireless pagers and the rental of equipment. The significant drop in sales for the six months ended June 30, 2003 compared to the same period of 2002 was principally due to the discontinuation of the sale of wireless paging services and a retraction in the local financial market. Cost of sales for the six months ended June 30, 2003 was $113,994 as compared to $228,172 for the same period of 2002. Cost of sales included cost of capacity associated with acquiring data-feed from various data sources (including the Hong Kong Stock Exchange, the Future Exchange of Hong Kong, the Bank of China and various international data vendors) and also equipment rental necessary to provide real-time broadcasting and on-demand multimedia content delivery via different connection topology. The increase in operational margin is mainly due to the lower direct cost involved, especially the lower labor cost.

         Selling, general and administrative expenses. SG&A expenses amounted to $149,273 for the six months ended June 30, 2003, compared to $438,978 for the same period of 2002. The decrease in SG&A expenses is due primarily to a reduction in staffing, consulting, legal and administrative costs during the first six months of 2003 as compared to the same period in 2002.

         Depreciation and amortization. Depreciation expenses amounted to $4,408 for the six months ended June 30, 2003 compared to $95,232 for the same period of 2002, of that amount, approximately 80% was attributable to Topomedia assets. Topomedia was sold in July 2002.

         Impairments. During the first six months of 2002, FTL HK experienced $218,177 in impairments for its property in Topomedia. As Topomedia was sold in July 2002, no further impairments were experienced in 2003.

         Other operating expenses. The decrease in interest expenses is primarily due to the sale of Topomedia, which paid a substantial interest on a mortgaged loan. During the first six months of 2003, FTL HK waived certain long-standing debts.

LIQUIDITY AND CAPITAL RESOURCES

         FTL's principal capital requirements during 2002 were to satisfy ordinary operating expenditures. FTL plans to actively seek funding sources once it is spun-off. FTL plans to approach funding sources such as lenders interested in lending funds to FTL to meet its working capital requirements and investors interested in purchasing FTL stock. FTL has no commitments for any such funding and there are no assurances that any will be secured on terms acceptable to FTL.

         As shown in the accompanying financial statements, FTL HK incurred net losses of $1,525,127 and $1,231,200 for the years ended December 31, 2002 and 2001, respectively. In addition, FTL's HK working capital deficit of $1,752,213 is not adequate to meet its minimum monthly expenses. Its ability to continue as a going concern depends on the success of its plan to seek funding sources once it is spun-off.

Comparison of the Fiscal Years Ended December 31, 2002 and December 31, 2001

         Operating activities. The net cash used for operating activities was $254,959 in 2002, compared to $488,499 in 2001. The net cash out flow during 2002 was primarily a result of the net loss of $1,525,127 and change of minority interest of $44,443. Non-cash accounting items, including depreciation of $421,270, bad debt provision of $50,184, impairment loss of $9,557, loss on disposal of subsidiaries of $494,839, loss on disposal of security investments of $142,885 and the increase of current liabilities over current assets of $195,876 reduced the actual net cash outflow. The net cash out flow during 2001 was primarily the result of the net operating loss of $1,231,200, the gain on disposal of property and equipment of $138 and the gain on disposal of affiliates of $3,561. Operationally, the cash requirement was funded by increase of current liabilities over current assets of $153,220, loss on disposal of securities of $335,913, change of minority interest of $94,247 and depreciation expenses of $163,020.

         Investing  activities.   Net  cash  obtained  in  investing  activities
amounted to $52,649 during 2002 compared to net cash obtained of $1,109,247 during 2001. Net cash in-flow in 2002 resulted from the proceeds on disposal of security of $60,097. The cash used in investing activities during 2002 was to purchase property and equipment for $7,448. Net cash in-flow in 2001 resulted from proceeds on disposal of investment securities of $1,139,675 and proceeds on disposal of fixed assets of $1,959. The cash used in investing activities during 2001 was to purchase of property and equipment for $32,387.

         Financing activities. Net cash provided by financing activities amounted to $143,629 in 2002 compared to $663,047 in 2001. The net cash provided by financing activities in 2002 was the result of proceeds from a related-party loan of $145,010 by off setting the payment of loans and overdrafts of $1,381. Net cash used by financing activities in 2001 was comprised of the repayment of a shareholders loan of $180,158 and the repayment of bank loan of $482,889.

Comparison of the Six Months Ended June 30, 2003 and June 30, 2002

         Operating activities. The net cash used by operating activities during the six months ended June 30, 2003 was $63,123. The net loss during the period was $25,298. The net increase in current assets over current liabilities of $96,282 also contributed to the decrease in cash. The change on minority interest of $54,049 and the depreciation of $4,408 helped to fund the operations during the period. The net cash used by operation activities during the six months ended June 30, 2002 was $385,314, primarily attributable to the net loss of $682,548, and increase of current assets over current liabilities of $25,781.

Meanwhile, the depreciation of $95,232, impairments of $218,177 and changes on minority interest of $9,606 helped to increase the cash level during the period.

         Investing activities. Net cash used by investing activities during the six months ended June 30, 2003 was $718, resulting from the purchase of fixed assets. In the first six months of 2002, the net cash used by investing activities was $172,018, representing proceeds from the disposal of investment securities.

         Financing activities. Net cash obtained from financing activities amounted to $62,367 and $174,094 for the six months ended June 30, 2003 and June 30, 2002, respectively. The net cash in-flow was mainly due to proceeds from loans from related parties of $62,367 and $181,046 for the six months ended June 30, 2003 and June 30, 2002, respectively.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the number of shares and percentage of all shares of the Company's common stock outstanding as of October 17, 2003 and following the Distribution, held or to be held by (i) any person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding common stock, (ii) each director, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group. The following table does not reflect the impact of fractional shares.

Name and Address of      Number of Shares      Percent of Class     Number of Shares    Percent of Class
Beneficial Owner (1)     Before Distribution   Before Distribution  After Distribution  After Distribution
                         (2)                                        (3)
----------------------   -------------------   -------------------  ------------------  ------------------
The Hartcourt            15,100,000            100%                 0                   0%
Companies, Inc.
15165 Ventura Blvd.
Suite 400
Sherman Oaks, CA 91403


Stephen Tang             0                     0%                   30,413              *
(Director, President)

Richard Yan (Director,   0                     0%                   2,770               *
Treasurer)

John Furutani            0                     0%                   55,395              *
(Director, Secretary)

FTL Officers &           0                     0%                   88,578              *
Directors as a Group

----------------------------
* Less than 1%.

(1) Unless otherwise indicated, each of these holders has an address of c/o of Financial Telecom Limited (USA), Inc., 15165 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403.

(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of FTL common stock which such person has the right to acquire within sixty days after the date set forth in the introductory paragraph above. However, for purposes of computing the percentage of outstanding shares of FTL common stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from the Company within sixty days from the date set forth in the introductory paragraph above is not deemed to be outstanding for the purpose of computing the percentage ownership for any other person.

(3) For purposes of this table, the number of shares of the Company's common stock to be distributed in the Distribution was calculated as .09232471 share of the Company's common stock for each share of outstanding Hartcourt common stock, based on 15,100,000 shares to be spun-off and 163,553,177 shares of Hartcourt common stock outstanding as of October 17, 2003.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The following tables sets forth certain information concerning the Company's executive officers and directors and the executive officers and directors of the Company's subsidiary, FTL HK. Except as otherwise noted, none of the executive officers are directors or officers of any publicly owned corporation or entity.

Company Directors and Executive Officers

Name                            Age                         Principal Position
----                            ---                         -------------------
Stephen Tang                    51                          Director, President
Richard Yan                     29                          Director, Treasurer
John Furutani                   35                          Director, Secretary

         Mr. Stephen Tang. Mr. Tang is the founder of FTL HK and a director of Hartcourt. Mr. Tang has served as the President and as a director of FTL since April 28, 2003. He has substantial working experience in financial services in major Asian countries and has been involved in the development and implementation of consumer electronics for over twenty years. From 1985 until 2002, Mr. Tang held the position of Chief Executive Officer of FTL HK. Mr. Tang's contributions include development of new and innovative products and creation of strategic alliances in China, Taiwan, Korea and the United States. Mr. Tang holds a Master's degree in Business Administration from the Asian Institute of Management in Manila.

         Mr. Richard Yan. Mr. Yan is the Financial Controller of Hartcourt and is responsible for financial and accounting matters for the Company. Mr. Yan has served as FTL's director and Treasurer since April 28, 2003. Prior to joining Hartcourt in September 2002, he was the Assistant Manager of KPMG Financial Advisory Services in Shanghai, where he worked on due diligence, asset valuation work, financial analysis and business plans for M&A transactions. During the five years he was at KPMG, Mr. Yan was also a Management Consultant and Audit Manager. Mr. Yan is a Certified Public Accountant, and received his Bachelor degree in 1997 from Shanghai Jiaotong University. Mr. Yan is currently working towards a Masters of Business Administration degree from the same university.

         John A. Furutani. Mr. Furutani is an attorney licensed to practice in the State of California. Mr. Furutani has served as FTL's director and Secretary since April 28, 2003. Mr. Furutani received a Bachelor's Degree in Political Science and Public Relations from the University of Southern California in 1988.

In 1992, Mr. Furutani obtained a Juris Doctorate degree from Loyola Law School in Los Angeles, California. Since 1992, Mr. Furutani has practiced law with an emphasis on business litigation. Mr. Furutani serves as outside legal counsel to Hartcourt and the Company.

FTL HK Directors and Executive Officers

Name                            Age                         Principal Position
----                            ---                         -------------------
Alex Pang                       51                          Executive Director
Tang Ping Wing                  75                          Finance Director
Tang Wing Kuen                  45                          Director

         Alex Pang. Since January 2002, Mr. Alex Pang has been the executive director in charge of overall management of FTL HK. Before serving as executive director, Mr. Pang was in charge of the marketing for FTL HK. Prior to joining FTL HK, he worked for the multi-national company San Miguel Brewery (HK) Limited in Hong Kong for fifteen years. Mr. Pang holds a bachelor's degree in business management from Hong Kong Baptist University.

         Tang Ping Wing. Mr. Tang Ping Wing oversees the daily administering and financial functions of FTL HK. He has been with FTL HK in this position since its establishment in 1983. Mr. Tang Ping Wing has more than thirty years of management and administrative experience.

         Tang Wing Kuen. Mr. Tang Wing Kuen is a non-executive director of FTL HK. He resides in the U.K. and for the past nineteen years, has served as a medical practitioner. Mr. Tang Wing Kuen is active in neonatal research, academic meetings and conferences for professional development. He is a graduate of the University of Sheffield, UK, and a member of the British Medical Association, the Neonatal Society and the Royal College of Pediatrics and Child Health.

ELECTION AND TERM

         Directors are elected to a one year term at each annual meeting of the Company's shareholders.

EXECUTIVE COMPENSATION

         None of the Company's employees' total annual salary and bonus exceeds $100,000. Similarly, none of FTL HK's employees' compensation exceeded $100,000 or would have exceeded $100,000 on an annualized basis, for any of the fiscal years ended December 31, 2000, 2001 and 2002, other than as set forth below.

         The following table sets forth, for each of the years ended December 31, 2002, 2001 and 2000, all compensation earned for services rendered to FTL HK, in all capacities, by the individual performing similar and related duties to those performed by a chief executive officer. No information is provided for the Company as it has not yet completed a fiscal year.

                        FTL HK Summary Compensation Table

                                                  Annual Compensation                Long-Term
                                         --------------------------------------    Compensation
                                                                                      Awards
                                                                                    Securities
                                                                   Other Annual     Underlying
Name and Principal Position    Year      Salary($)    Bonus($)     Compensation       Options
---------------------------    ----      ---------    --------     ------------    ------------
Alex Pang                      2002       $49,185     $-             $-              $-
Director                       2001        63,860      -              -               -

Stephen Tang                   2002             -      -              -               -
Managing Director              2001       102,670      -              -               -
                               2000       101,150      -              -               -


DIRECTOR COMPENSATION

         Directors of the Company and FTL HK do not receive any compensation for their services.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following is a summary of transactions to which the Company or its subsidiaries is a party in which the amount involved since January 1, 2002 exceeded $60,000 and in which officers, directors, nominees and/or greater than 5% beneficial owners of the Company's common stock (or any immediate family members of the foregoing) had, or will have, a direct or indirect material interest.

         On July 31, 2002, FTL HK sold its entire shareholding in Topomedia to Bowland for a consideration of $122,478 in partial settlement of a loan from Bowland to FTL HK. Mr. Stephen Tang, a director and executive officer of the Company, and Mr. Tang Ping Wing, a director and executive officer of FTL HK, are a shareholder and director, respectively, of Bowland.


                          DESCRIPTION OF CAPITAL STOCK

         The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws, which are attached to this information statement as Appendix 2 and Appendix 3, respectively.

         The Company has authorized capital of Five Hundred Million shares (500,000,000) shares of common stock with $0.001 par value. As of October 8, 2003, there were 15,100,000 shares of FTL common stock outstanding, all of which are owned by Hartcourt. All of the shares held by Hartcourt will be distributed on a pro rata basis to Hartcourt shareholders as a result of the Distribution. See "The Distribution" above.

COMMON STOCK

         Each share of the Company's common stock entitles the holder thereof to one vote on all matters submitted to a vote by the Company's shareholders, except with respect to voting for election of directors. Generally, unless the Company's Articles of Incorporation or Nevada law requires otherwise, the affirmative vote of the majority of shares then represented and entitled to vote on such matter at a meeting at which a quorum was present when commenced, shall be the act of the shareholders. With respect to the election of directors, however, holders of the Company's common stock are entitled to cumulative voting rights. Cumulative voting permits each holder of FTL common stock to cast an aggregate number of votes equal to the number of directorships to be filled multiplied by the number of shares of FTL common stock as to which they are entitled to cast votes. The holders may cast all of such votes in favor of any individual nominee or may allocate them among multiple nominees as they choose.

         Except for shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act, none of the shares of FTL common stock to be distributed to Hartcourt shareholders in the Distribution will constitute "restricted securities" under the Securities Act. As a result, such shares will be freely transferable upon their distribution. The Company has applied for inclusion of its common stock on the OTC Bulletin Board.

CERTAIN SHAREHOLDER AGREEMENTS


         No holder of FTL common stock has any preemptive right to subscribe for or purchase additional shares of the Company's stock. Holders of FTL common stock are entitled to share ratably in all dividends that are declared by the board of directors, and in all assets available for distribution upon liquidation.

TRANSFER AGENT

         Signature Stock Transfer, Inc., Plano, Texas, will be appointed to serve as Transfer Agent and Distribution Agent for the shares of the Company's common stock to be distributed to Hartcourt shareholders in the Distribution.

NEVADA ANTI-TAKEOVER LEGISLATION AND ANTI-TAKEOVER DEVICES

         Nevada's "Combination with Interested Stockholders Statute," Nevada Revised Statutes 78.411-78.444, which applies to Nevada corporations that have at least 200 stockholders, prohibits an "interested stockholder" from entering into a "combination" with the corporation, unless specific conditions are met. A "combination" includes:


   o any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder;

   o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to an "interested stockholder," having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation;

   o any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation;

   o the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder;"

   o certain transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the "interested stockholder;" or

   o the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder." An "interested stockholder" is a person who (i) directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

         A corporation to which the statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of the shares that caused the interested stockholder to become an interested stockholder was approved by the board of directors before the interested stockholder acquired those shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in FTL's Articles of Incorporation are met and either:

   o (i) the board of directors of the corporation approves, prior to the person becoming an "interested stockholder," the combination or the purchase of shares by the "interested stockholder" or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became one; or

   o the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

         The above provisions do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for eighteen months after its passage and would apply only to stock acquisitions occurring after its effective date. FTL's Articles of Incorporation do not exclude the Company from the restrictions imposed by the above provisions.

         Nevada's "Control Share Acquisition  Statute,"  Sections 78.378 through
78.3793 of the Nevada Revised Statutes, prohibits an acquirer, in particular circumstances, from exercising voting rights of shares of a target corporation's stock after crossing specific threshold ownership percentages, except those voting rights that are granted by the target corporation's stockholders.

         The existence of these statutes may make the Company a less attractive merger or acquisition candidate. Except as described above with respect to the statutory provisions of the Nevada anti-takeover laws, the Company has not adopted any anti-takeover devices with respect to its capital stock.

DIVIDENDS

         The Company has never paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future. It is the current policy of the Company's board of directors to retain any earnings to finance operations and expansion of the Company's business. The payment of future dividends is within the discretion of the board of directors and will depend upon the Company's future earnings, if any, its capital requirements, financial condition and other relevant factors.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In general, each director and officer of the Company is eligible to be indemnified by the Company against all expenses, including attorneys' fees, judgments, fines, punitive damages and amounts paid in settlement, that were incurred in connection with a proceeding to which such director or officer was a party by reason of the fact that such officer or director was acting on behalf of the Company to the fullest extent permissible under the Nevada Revised Statutes.

         The Company's Bylaws also require the Company to indemnify its officers, directors, employees and agents against all expenses incurred by them in connection with any legal action, including shareholder derivative suits, based on any action or omission alleged to have been committed while acting within the scope of such relationship to the Company to the fullest extent permissible under the Nevada Revised Statutes. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                  CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS

         The Company has not had any changes in or disagreements with its accountants. FTL HK's current accountant, Charles Chan, Ip & Fung CPA Ltd., was appointed on June 24, 2003 following the resignation of FTL HK's former accountant, Jimmy C.H. Cheung & Company, on the same date. The decision to change accountants was approved by the board of FTL HK. Jimmy C.H. Cheung & Company performed the audit of FTL HK's year 2001 financial statements. Jimmy C.H. Cheung & Company's report on the financial statements of FTL HK for that year did not contain any adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. FTL HK did not have any disagreements with Jimmy C.H. Cheung & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                                 ANNUAL MEETING

         FTL's first annual shareholders meeting after the Distribution is expected to be held on August 31, 2004. If a shareholder desires to have a proposal formally considered at the 2004 Annual Meeting of Shareholders, and evaluated by the FTL board of directors for possible inclusion in the Proxy Statement for that meeting, the proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and must be received in writing by the Secretary of the Company at the address set forth in the "Summary" section on or before July 31, 2004.

                                   APPENDIX 1
                              FINANCIAL STATEMENTS

                      FINANCIAL TELECOM LIMITED (USA), INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                          AS OF JUNE 30, 2003 AND 2002

ASSET                                                       AS AT 30 JUNE
                                                        2003             2002
                                                   -----------      -----------
CURRENT ASSETS
Cash and cash equivalents                          $     2,351           23,304
Security investments                                      --             30,963
Accounts receivable, net of allowance                   81,095          116,539
Advances and prepayments                                27,699           23,198
                                                   -----------      -----------
TOTAL CURRENT ASSETS                                   111,145          194,003
                                                   -----------      -----------

PROPERTY & EQUIPMENT - NET                              11,736          897,229
                                                   -----------      -----------

                                                   -----------      -----------
TOTAL ASSETS                                       $   122,881        1,091,232
                                                   ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                       541,775          494,287
Deferred revenue                                        17,858           28,813
Due to related parties                               1,269,184        1,252,998
Capital lease liability                                   --              5,688
                                                   -----------      -----------
TOTAL CURRENT LIABILITIES                            1,828,817        1,781,787
                                                   -----------      -----------

LONG-TERM LIABILITIES
Capital lease liability                                   --            149,505
                                                   -----------      -----------
TOTAL LONG-TERM LIABILITIES                               --            149,505
                                                   -----------      -----------

                                                   -----------      -----------
TOTAL LIABILITIES                                  $ 1,828,817        1,931,292
                                                   -----------      -----------

SHAREHOLDERS' EQUITY
                                                   -----------      -----------
Common Stock                                               100              100
Accumulated deficit                                 (1,708,036)        (840,160)
                                                   -----------      -----------
TOTAL SHAREHOLDERS' EQUITY                          (1,707,936)        (840,060)
                                                   -----------      -----------
TOTAL LIABILITIES AND SAREHOLDERS' EQUITY          $   122,881        1,091,232
                                                   ===========      ===========

                      FINANCIAL TELECOM LIMITED (USA), INC.
                     PROFORMA CONSOLIDATED INCOME STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002


                                                      SIX MONTHS ENDED JUNE 30
                                                         2003           2002
                                                     -----------    -----------

SALES                                                $   177,184        325,385

COST OF SALES                                            113,994        228,172
                                                     -----------    -----------

GROSS PROFIT (LOSS)                                       63,190         97,213

OPERATING EXPENSES
  Selling, general and administrative expenses           149,273        438,978
  Depreciation and amortization                            4,408         95,232
  Impairments                                                  0        218,177
                                                     -----------    -----------
TOTAL OPERATING EXPENSES                                 155,681        752,387
                                                     -----------    -----------

LOSS FROM CONTINUING OPERATIONS BEFORE
  OTHER INCOME (EXPENSE)                                 (92,491)      (655,174)
                                                     -----------    -----------

OTHER INCOME (EXPENSES)
  Interest expenses                                          (71)       (17,768)
  Waive-off debts                                         67,264              0
                                                     -----------    -----------
TOTAL OTHER INCOME (EXPENSES)                             67,193        (17,768)
                                                     -----------    -----------

LOSS BEFORE MINORITY INTEREST                            (25,298)      (672,942)

  MINORITY INTEREST                                            0         (9,606)
                                                     -----------    -----------

                                                     -----------    -----------
NET LOSS                                                 (25,298)      (682,548)
                                                     ===========    ===========

                      FINANCIAL TELECOM LIMITED (USA), INC.
                   PROFORMA CONSOLIDATED CASH FLOW STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

                                                      Six Months Ended June 30,
                                                         2003           2002
                                                     -----------    -----------
                                                          US$            US$
Cash flows from operating activities:
   Net gain/(loss)                                       (25,298)      (682,548)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                         4,408         95,232
     Impairments                                         218,177
   Changes on minority interest                           54,049          9,606
   Changes in operating assets and liabilities:          (96,282)       (25,781)
                                                     -----------    -----------

Net cash used in operating activities                    (63,123)      (385,314)
                                                     -----------    -----------

Cash flows from investing activities:
   Proceeds on return of investment                         --          172,018
   Purchase of property and equipment                       (718)          --
                                                     -----------    -----------

Net cash provided (used) by investing activities            (718)       172,018
                                                     -----------    -----------

Cash flows from financing activities:
   Payments on loans and lines of credit                    --           (6,952)
   Proceeds from related parties                          62,367        181,046
                                                     -----------    -----------

Net cash provided by financing activities                 62,367        174,094
                                                     -----------    -----------

Net increase (decrease) in cash                           (1,474)       (39,202)

Cash and cash equivalents, beginning of period             3,825         62,506
                                                     -----------    -----------

Cash and cash equivalents, end of period                   2,351         23,304
                                                     -----------    -----------

                      FINANCIAL TELECOM LIMITED (USA), INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                        AS OF DECEMBER 31, 2002 AND 2001


ASSET                                                      AS AT 31 DECEMBER
                                                         2002           2001
                                                     -----------    -----------
CURRENT ASSETS                                            US$            US$
Cash and cash equivalents                           $     3,825          62,506
Security investments                                       --           202,981
Accounts receivable, net of allowance                      --           174,369
Due from related parties                                 25,287           3,310
Advances and prepayments                                  2,266          38,569
                                                    -----------     -----------
TOTAL CURRENT ASSETS                                     31,378         481,735
                                                    -----------     -----------

PROPERTY & EQUIPMENT - NET                               15,426       1,228,353
                                                    -----------     -----------
TOTAL ASSETS                                        $    46,803       1,710,088
                                                    ===========     ===========

CURRENT LIABILITIES
Bank overdraft                                             --             1,381
Accounts payable                                        497,862         521,296
Deferred revenue                                         53,625         118,602
Due to related parties                                1,232,004       1,075,163
Capital lease liability                                    --            11,181
                                                    -----------     -----------
TOTAL CURRENT LIABILITIES                             1,783,491       1,727,622
                                                    -----------     -----------

LONG-TERM LIABILITIES
Capital lease liability                                    --           149,584
                                                    -----------     -----------
TOTAL LONG-TERM LIABILITIES                                --           149,584
                                                    -----------     -----------

                                                    -----------     -----------
TOTAL LIABILITIES                                   $ 1,783,491       1,877,206
                                                    -----------     -----------

MINORITY INTERESTS                                      (54,049)         (9,606)

SHAREHOLDERS' EQUITY
Common Stock                                                100             100
Accumulated deficit                                  (1,682,738)       (157,612)
                                                    -----------     -----------
TOTAL SHAREHOLDERS' EQUITY                           (1,682,638)       (157,512)
                                                    -----------     -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $    46,803       1,710,088
                                                    ===========     ===========

                      FINANCIAL TELECOM LIMITED (USA), INC.
                     PROFORMA CONSOLIDATED INCOME STATEMENTS
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND 2001



                                                         2002           2001
                                                     -----------    -----------
                                                          US$            US$

SALES                                                $   488,557      1,301,079

COST OF SALES                                            385,674      1,193,973
                                                     -----------    -----------

GROSS PROFIT                                             102,883        107,106

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             917,860      1,182,939

                                                     -----------    -----------
LOSS FROM OPERATIONS                                    (814,977)    (1,075,833)

OTHER INCOME (EXPENSES)
 Other income                                                  0         39,297
 Loss on disposal of investment in security             (142,885)      (235,727)
 Provision for doubtful debts                            (50,184)             0
 Unrealized loss on investment in securities                   0       (100,186)
 Other operation expenses                                (21,964)       (35,122)
 Interest (expenses)/income                              (44,721)       (88,721)
 Discount on early settlement of mortgage loan                 0        355,777
                                                     -----------    -----------
TOTAL OTHER INCOME (EXPENSES)                           (259,754)       (64,681)
                                                     -----------    -----------

DISCONTINUED OPERATIONS:
 loss on disposal of a subsidiary                       (494,839)         3,561

                                                     -----------    -----------
LOSS BEFORE MINORITY INTEREST                         (1,569,570)    (1,136,953)

 MINORITY INTEREST                                        44,443        (94,247)

                                                     -----------    -----------
NET LOSS                                              (1,525,127)    (1,231,200)
                                                     ===========    ===========

                      FINANCIAL TELECOM LIMITED (USA), INC.
                   PROFORMA CONSOLIDATED CASH FLOW STATEMENTS
                    FOR THE YEAR ENDED DEC 31, 2002 AND 2001

                                                         2002           2001
                                                     -----------    -----------
                                                          US$            US$
Cash flows from operating activities:
   Net gain/(loss)                                    (1,525,127)    (1,231,200)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Loss on disposal of property and equipment             --             (138)
     Depreciation and amortization                       421,270        163,020
     Bad debt provision                                   50,184           --
     Impairment loss                                       9,557           --
     Loss on disposal of securities                      142,885        335,913
     Loss (gain) on disposal of affiliates               494,839         (3,561)
   Change of minority interest                           (44,443)        94,247
   Changes in operating assets and liabilities           195,876        153,220
                                                     -----------    -----------

Net cash used in operating activities                   (254,959)      (488,499)
                                                     -----------    -----------

Cash flows from investing activities:
   Proceeds on return of investment                       60,097      1,139,675
   Proceeds on sale of property and equipment               --            1,959
   Purchase of property and equipment                     (7,448)       (32,387)
                                                     -----------    -----------

Net cash provided by investing activities                 52,649      1,109,247
                                                     -----------    -----------

Cash flows from financing activities:
   Payments on loans and lines of credit                  (1,381)      (482,889)
   Proceeds (payments) from (to) related parties         145,010       (180,158)
                                                     -----------    -----------

Net cash provided (used) by financing activities         143,629       (663,047)
                                                     -----------    -----------

Net increase (decrease) in cash                          (58,681)       (42,299)

Cash and cash equivalents, beginning of period            62,506        103,425
                                                     -----------    -----------

Cash and cash equivalents, end of period                   3,825         62,506
                                                     -----------    -----------

Notes to financial statements:

1. The Company was formed on April 28, 2003, and has no business operations except the 100% ownership of FTL HK. The Company has not yet prepared its first audited financial report. The 2001 and 2002 annual financial statements were prepared based on the audited financial statements of FTL HK. The financial statements covering the first six months of 2003 were prepared based on the management accounts of FTL HK.

2. The financial statements and accounts presented herein have been prepared in accordance with the general principles and guidelines under U.S. GAAP and certain accounting items have been re- classified or renamed. Specifically, these are:

         Income Statements:

         a. "Financial cost" has been included in "Other income and expenses"
         b. "Discount on early settlement of mortgage loan" has been included in "Other income and expenses"

         Balance Sheet:

         a. "Fixed deposits with banks" has been included in "Cash and cash equivalents"
         b. All "due from/to related parties" have been net off and renamed as "Due to related parties"
         c. "Receipt in advance" and "Deposits received" have been renamed "Deferred revenue"
         d. The amount of "Common stock" has been adjusted to US$100, the amount of outstanding common stock as of June 30, 2003, to keep consistent with FTL's share capital. The difference resulted from the above accounting treatment is included in "Accumulated deficits." There is no change on net assets.

3. The financial statements are presented on a proforma basis as if FTL HK was a wholly-owned subsidiary of the Company during the period covered.